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                                 April 13, 1995

Powerine Oil Company
12354 Lakeland Road
Santa Fe Springs, California  90670

Attention:  A.L. Gualtieri

Gentlemen:

         We refer to the Powerine Petroleum Sale and Storage Agreement dated April 8, 1995 between you and the undersigned (the "Agreement"). Capitalized terms used herein but not other- wise defined herein shall have the meanings ascribed to them in the Agreement.

         In connection with the consummation of the transactions contemplated by the Agreement, you and we hereby supplementally agree as follows:

         1. Extension of Closing Date. Wickland hereby consents to the consummation of the transactions contemplated by the Agreement on the date hereof.

         2. Revised Exhibits and Schedules. The following Exhibits to the Agreement and Schedules thereto are hereby superseded in their entirety by the replacements to such Exhibits and Schedules attached hereto: (a) Schedule 1 to Exhibit A, (b) Schedule 1 to Exhibit B, (c) Exhibit C, (d) Schedule 1 to Exhibit C, (e) Schedule 2 to Exhibit C, (f) Schedule 2 to Exhibit D, and
(g) Schedule 3 to Exhibit D.

         3. Taxes. Powerine shall pay or reimburse Wickland for the amount of all excise, gross receipts, superfund tax and oil spill tax, tariffs, levies, fees, dues, charges, duties, and all other federal, state, and local taxes, however designated (other than taxes on income), paid or incurred by Wickland directly or indirectly with respect to the Commodities sold under the Agreement and/or on the value thereof (collectively, the "Commodities Taxes"). Powerine

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shall pay all such Commodities Taxes when due or reimburse Wickland immediately upon receipt of Wickland's invoice. Wickland shall invoice its customers for superfund and oil spill tax and any other appropriate fees customarily invoiced by Powerine to such customers. Wickland shall reimburse Powerine for any taxes or fees Wickland collects in this manner.

         4. Section 13 of the Agreement. Section 13 of the Agreement shall be amended by: (i) redesignating clause "(d)" as clause "(e)", (ii) redesignating clause "(e)" as clause "(f)", and (iii) inserting the following clause "(d)":

         "(d) Invoicing and Payment for Intermediates.

              (i) Powerine shall invoice Wickland monthly for intermediates delivered to the Final Feed Stock/ Intermediate Delivery Points (as defined in Exhibit C) for each calendar day's deliveries occurring between 05:01 the previous day and 05:00 the current day using the Provisional Daily Measurements (as defined in Exhibit C) and applicable formulated price.

              (ii) Wickland shall invoice Powerine monthly for intermediates delivered to the Initial Feed Stock/ Intermediate Delivery Points for each calendar day's deliveries occurring between 05:01 the previous day and 05:00 the current day using the Provisional Daily Measurements and applicable formulated price.

              (iii) Payment will be made by the owing party, on the later to occur of the Powerine Financing Date, the Termination Date, or the occurrence of an Event of Default. Each party will summarize all invoices issued to the other party. The net amount will be due and payable on the next business day."

         5. Security Agreement. The following clause appearing in Section 5(a) of the Security Agreement, dated as of April 8, 1995, between Powerine and Wickland, "but provided further, however, that if the amount of indebtedness secured by any such financing statement or Lien exceeds $_____________ in any one instance, or $_______________ in the aggregate", is hereby amended by deleting it in its entirety and inserting in lieu thereof, the following clause:
"but provided further, however, that if the amount of indebtedness secured by any such financing statement or Lien exceeds $250,000 in any one instance, or $750,000 in the aggregate".

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         Release of Lien. Within one business day of the receipt by Powerine from Wickland of the consideration for the crude oil and other commodities as contemplated by the Agreement, Powerine shall pay all amounts due to American Instrument Service Corporation ("American Instrument") and, as soon as possible thereafter, cause American Instrument to release its liens on Powerine's assets.

         6. Other Provisions. Except to the extent expressly modified hereby, the remaining provisions of the Agreement shall remain in full force and effect.

         Kindly acknowledge your agreement to the foregoing by signing this letter where indicated below. This agreement will be effective when signed by both parties.

                                   Very truly yours,

                                   Wickland Oil Company,
                                   a California corporation

                                   By: /s/ John W. Reho
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Agreed:

Powerine Oil Company,
a California corporation

By: /s/ A. L. Gualtieri
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